Exhibit 32.1

In connection with the quarterly report on Form 10-Q for the quarterly period ended March 31, 2012 as filed by Seven Seas Cruises S. DE R.L. with the Securities and Exchange Commission on the date hereof (the “Report”), Frank J. Del Rio, Chairman and Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Seven Seas Cruises S. DE R.L.

Date: June 6, 2012

By: /s/ FRANK J. DEL RIO
Frank J. Del Rio
Chairman and Chief Executive Officer
(Principal Executive Officer)